As filed with the Securities and Exchange Commission on July 7, 2000
                                                      Registration No. 333-81149
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                         POST EFFECTIVE AMENDMENT NO. 3
                                   TO FORM S-4
                                   ON FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------


                     QWEST COMMUNICATIONS INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)


              DELAWARE                                   84-1339282
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

                             1801 California Street
                             Denver, Colorado 80202
                                 (303) 992-1400
                        (Address, including zip code and
                telephone number, of principal executive offices)

                           ---------------------------


                            1998 U S West Stock Plan
                   U S West 1998 Broad Based Stock Option Plan
                            (Full title of the plan)

                           ---------------------------


Robert S. Woodruff                       Copy To: Thomas A. Richardson, Esq.
Executive Vice President - Finance                Holme Roberts & Owen LLP
Qwest Communications International Inc.           1700 Lincoln Street,
1801 California Street                            Suite 4100
Denver, Colorado 80202                            Denver, Colorado 80203
(303) 672-2700                                    (303) 861-7000
                      (Name and address, including zip code
                   and telephone number, of agent for service)





                         CALCULATION OF REGISTRATION FEE


                                                     Proposed
                                                      Maximum      Proposed Maximum    Amount of
   Title of Securities             Amount to Be    Offering Price     Aggregate     Registration Fee
     To Be Registered             Registered(1)(2)   Per Share     Offering Price         (3)
-----------------------------   ------------------ -------------- ----------------- -----------------
Common Stock (par value $0.01    54,167,544 Shares      NA               NA               $0
per share)
=============================   ================== ============== ================= =================

(1) This Post-Effective Amendment No. 3 to Form S-4 on Form S-8 covers 54,167,544 shares of the registrant's common stock, par value $0.01 per share, originally registered on the Registration Statement on Form S-4 to which this Post-Effective Amendment relates. These 54,167,544 shares of common stock are to be issued in connection with the exercise of stock options that have been granted under the 1998 U S West Stock Plan and the U S West 1998 Broad Based Stock Option Plan (the "Plans") and converted into options to purchase shares of the registrant. See "Purpose of Amendment."

(2) Plus an indeterminable number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) The registrant previously paid $7,618,375.80 upon the filing of the registration statement, as amended, to register 1,232,662,130 shares of common stock issuable to the stockholders of U S West, Inc., including the 54,167,544 shares of common stock which may be issued pursuant to the Plans.

================================================================================

                              PURPOSE OF AMENDMENT

      The purpose of this Post Effective Amendment No. 3 is to register on Form S-8 54,167,544 shares of common stock, par value $0.01 per share, of Qwest Communications International Inc., a Delaware corporation (the "Registrant") previously registered on Form S-4 (Registration No. 333-81149) for issuance pursuant to options previously granted under the 1998 U S West Stock Plan and the U S West 1998 Broad Based Stock Option Plan and converted into options to purchase shares of the Registrant pursuant to the terms and conditions of the Agreement and Plan of Merger dated as of July 18, 1999, as amended, between U S West, Inc. ("U S West") and the Registrant which provides for the merger of U S West with and into the Registrant.

                                     PART I

ITEM 1. PLAN INFORMATION

      Not required to be filed with this registration statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

      Not required to be filed with this registration statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Qwest Communications International Inc., a Delaware corporation (the "Registrant") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein:

      (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, filed on March 17, 2000;

      (2) The Registrant's Current Reports on Form 8-K, filed February 2, 2000, February 17, 2000 and April 19, 2000;

      (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed on May 12, 2000;

      (4) All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold; and

      (5) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form S-4/A dated May 13, 1998 (Registration No. 333-49915) filed under the Securities Act of 1933.

      Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

      The Registrant will provide, without charge to each person, including any beneficial owner, to whom this document is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document). Requests for such documents should be submitted in writing, addressed to the office of the Corporate Secretary, Qwest Communications International Inc., 555 Seventeenth Street, 700 Qwest Tower, Denver, Colorado 80202.

ITEM 4.  DESCRIPTION OF SECURITIES

      Not applicable, see Item 3(5) above.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably believed to be in connection with such action, suit or proceeding, if such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such officer's or director's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such officer or director against the expenses which such officer or director actually and reasonably incurred.

      In accordance with Section 102(b)(7) of the DGCL, the Registrant's Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty except for (i) breaches of their duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) transactions from which a director derives an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

      The Certificate of Incorporation and the By-laws of the Registrant provide for indemnification of the Registrant's officers and directors to the fullest extent permitted by applicable law, except that the By-laws provide that the Registrant is required to indemnify an officer or director in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Registrant. In addition, the Registrant maintains insurance policies which provide coverage for its officers and directors in certain situations where the Registrant cannot directly indemnify such officers or directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

      Not Applicable.

ITEM 8.  EXHIBITS

     4.1 Restated Certificate of Incorporation of the Registrant (included as Annex H in the Registrant's Registration Statement on Form S-4 as filed September 17, 1999 (File No. 333-81149))*

     4.2 Bylaws of the Registrant (included as Annex I in the Registrant's Registration Statement on Form S-4 as filed September 17, 1999 (File No. 333-81149))*

     5.1  Opinion of Holme Roberts & Owen LLP

     23.1 Consent of KPMG LLP

     23.2 Consent of Arthur Andersen LLP

     23.3 Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1)

     24.1 Power of Attorney (included on the signature page of the initial filing of the form S-4 Registration Statement)

     99.1 Qwest Communications International Inc. Equity Incentive Plan (filed as Exhibit A to the Registrant's Definitive Proxy Statement as filed on March 17, 2000)*

          ----------
          *Incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this registration statement;

          (2) That for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on July 5, 2000.

                                        QWEST COMMUNICATIONS INTERNATIONAL INC.


                                        By: /s/ Robert S. Woodruff
                                          --------------------------------------
                                          Robert S. Woodruff
                                          Executive Vice President - Finance,
                                          Chief Executive Officer, and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on July 5, 2000.





SIGNATURE                                      TITLE
---------                                      -----


            *                      Director, Chairman and Chief Executive
------------------------                             Officer
      Joseph P. Nacchio

            *                      Director; Executive Vice President - Finance;
------------------------                     Chief Financial Officer
      Robert S. Woodruff

            *                      (Principal Accounting Officer)
------------------------
       Cannon Y. Harvey

            *                      Director
------------------------
        Douglas M. Karp


            *                      Director
------------------------
        Craig D. Slater


            *                      Director
------------------------
         Jerry R. Davis



*By: /s/ Robert S. Woodruff
   ------------------------------------
   Robert S. Woodruff, Attorney-in-Fact

                                INDEX TO EXHIBITS


                                                                   Sequentially
 Exhibit                                                             Numbered
  Number              Exhibit                                         Pages
 ---------            ---------                                    -------------

4.1    --   Restated Certificate of Incorporation*
4.2    --   Bylaws*
5.1    --   Opinion of Holme Roberts & Owen LLP                            8
23.1   --   Consent of KPMG LLP                                            9
23.2   --   Consent of Arthur Andersen LLP                                10
23.3   --   Consent of Holme Roberts & Owen LLP
              (contained in Exhibit 5)
24.1   --   Power of Attorney (included on the signature page
              of the initial filing of the form S-4
            Registration Statement)
99.1   --   Qwest Communications International Inc.
              Equity Incentive Plan*

-----------------
*Incorporated herein by reference.